Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Fundamental Large Cap Fund
		72DD		73A		74U       74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,907,685	 0.11	24,180,950	26.73
Class B	262,630	 0.03	6,013,729  	24.89
Class C	108,882	0.03	3,203,490	24.89
Class I	1,638,761	 0.15	10,054,034	27.21

Evergreen Equity Income Fund
		72DD		73A		74U       74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	5,694,406	0.32		18,099,803     23.63
Class B	578,460	0.23		2,441,753       23.41
Class C	291,776	0.23		1,290,868       23.37
Class I	9,460,833	0.36		27,571,960     23.63
Class R	1,162		0.30		3,999              23.67

Evergreen Special Values Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,751,859          0.10                    37,370,042     27.71
Class B	0                            0                     6,970,609 	26.72
Class C	0                            0                     5,485,782    26.78
Class I	7,251,818           0.18                   41,488,088     	27.89
Class R	12,022                0.04                   279,147        	27.52

Evergreen Large Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	399,200          	0.06	        	4,137,626   11.83
Class B	88,698	          	0.01	        	1,760,32   11.80
Class C	37,154            	0.01                   750,376      11.82
Class I	30,345          	0.07	          	326,474	   11.83

Evergreen Small Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		3,885,588	21.95
Class B	0		0		444,581	21.60
Class C	0		0		419,967	21.61
Class I	0		0		4,598,935	22.81

       Evergreen Disciplined Value Fund
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	161,237	0.19		890,253	18.11
Class B	41,049		0.12		356,139            	18.02
Class C	17,591		0.12		140,956             17.99
Class I	8,134,216	0.21		35,026,264        18.07

Evergreen Disciplined Small-Mid Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	337		0.12		2,867		11.92
Class I	92,917		0.13		768,469	11.94

Evergreen Intrinsic Values Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	31,857              0.03                   7,034,205         11.53
Class B	2,981                0.01                   2,097,071        11.48
Class C	3,846                0.01                   1,710,813        11.48
Class I	19,810              0.03                   5,322,639        11.55
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